UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 15, 2015 (May 14, 2015)

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CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders
The 2015 annual meeting of stockholders of Cumulus Media Inc. (the “Company”) was held on May 14, 2015.
The results of voting on the proposals submitted to a vote of the Company’s stockholders at the 2015 annual meeting were as follows:
Proposal No. 1 (Election of Directors):

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Lewis W. Dickey, Jr.	186,499,140	23,209,365	17,678,202
Mary G. Berner	190,033,690	19,674,815	17,678,202
Brian Cassidy	179,869,771	29,838,734	17,678,202
Ralph B. Everett	185,733,066	23,975,439	17,678,202
Alexis Glick	172,343,901	37,364,604	17,678,202
Jeffrey A. Marcus	178,244,895	31,463,610	17,678,202
David M. Tolley	175,946,719	33,761,786	17,678,202

Proposal No. 2 (Advisory vote on executive compensation):

Votes For	Votes Against	Abstain	Broker Non-Votes
160,823,629	45,228,004	3,656,872	17,678,202

Proposal No. 3 (Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015):

Votes For	Votes Against	Abstain
223,597,634	649,360	3,139,713

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

Date: May 15, 2015	By:	/s/ J.P. Hannan
Name: J.P. Hannan
Title: Senior Vice President, Treasurer and Chief Financial Officer